UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 18, 2008
ECOLOGY COATINGS, INC.
(Exact name of registrant as specified in its charter)

Neveda	333-91436	26-0014658

(State or other jurisdiction	(Commission File Number	(IRS Employer of
incorporation)		Identification No.)
35980 Woodward Avenue, Suite 200
Bloomfield Hills, MI 48304

(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.
On August 18, 2008, the Company received a notice of default letter from Hayden Capital USA, LLC for the February 4, 2008 Series I, II and III and the May 20, 2008 promissory notes. The aggregate principal amount of the February 4, 2008 Series I, II was $350,000 and the principal amount of the May 20, 2008 note was $150,000. The February 4, 2008 promissory notes matured on May 31, 2008 and the May 20, 2008 note matured on June 30, 2008. The default letter requested immediate payment of $552,123.29 — $500,000 in principal and $52,123.29 in interest. The letter also requested that the Company’s Board of Directors immediately terminate all of the Company’s employment contracts with the exception of Sally J. Ramsey. The execution of these promissory notes was reported in our Form 8-Ks filed with the Securities and Exchange Commission on February 12, 2008 and May 20, 2008. The execution of employment contracts were previously reported in our Form 8-K s filed with the Securities and Exchange Commission on July 30, 2007 and February 22, 2008.
On August 18, 2008, the Company received a notice of default letter from Trimax, LLC as the owner of the Third Allonge of a promissory note executed by the Company on February 5, 2008. The principal amount of this note was $142,415 and it matured on May 31, 2008. The default letter requested immediate payment of $120,487.76. The execution of this promissory note was previously reported in our Form 8-K filed with the Securities and Exchange Commission on February 12, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLOGY COATINGS, INC.
DATE: August 22, 2008	By:	/s/ Daniel V. Iannotti
Daniel V. Iannotti
Vice President, General Counsel and Secretary